EXHIBIT 10(iii)A8

AMENDMENT NO. 2

TO

ACUITY BRANDS, INC.

SUPPLEMENTAL DEFERRED SAVINGS PLAN

THIS AMENDMENT made as of the 1st day of January, 2003, by ACUITY BRANDS, INC. (the “Company”);

WITNESSETH:

WHEREAS, the Company maintains the Acuity Brands, Inc. Supplemental Deferred Savings Plan (the “Plan”); and

WHEREAS, the Company now desires to amend the Plan to provide for the crediting of deferrals of Shares of Restricted Stock granted under the Acuity Brands, Inc. Long-Term Incentive Plan;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Plan is hereby amended as follows:

1.

Section 2.7 is hereby amended by adding the words “or Deferred Vested Value Subaccount” in the second line of the present section after the word “Subaccount.”

2.

Section 4.1 is hereby amended by adding the following new subsection (f) to the end of the present section:

“(f) Deferred Vested Value Subaccount. The Company shall establish a Deferred Vested Value Subaccount for each Participant under the Plan. The Participant’s Deferred Vested Value Subaccount shall be credited at the earlier of the Vesting Start Date or the Performance Achievement Date (each as defined in the Restricted Stock Award Agreement) with a number of Shares equal to the number of shares of Restricted Stock granted under the Acuity Brands, Inc. Long-Term Incentive Plan (“LTIP”) the Participant elects to defer pursuant to the terms of the LTIP and shall be 100% vested and nonforfeitable following the Performance Achievement Date. The Deferred Vested Value Subaccount will be adjusted on each Annual Valuation Date (and at such other dates, if any, as may be determined by the Plan Administrator) as if it were invested in Shares to reflect any dividends (including reinvestment of such dividends in Shares), distributions, stock dividends, stock splits or similar actions with respect to the Shares since the preceding Annual Valuation Date (or such other date).

The amounts credited to a Participant’s Deferred Vested Value Subaccount for each Plan Year shall be credited to a Class Year Subaccount for such Plan Year and shall be distributed and subject to a further deferral election

(which may be separate or combined with the election for the same Class Year Subaccount for the Participant’s Deferral Subaccount) in the same manner as provided in Section 4.3 for a Class Year Subaccount of the Participant’s Deferral Subaccount. The amounts credited to a Participant’s Deferred Vested Value Subaccount shall be subject to the hardship distribution rules of Section 4.4.

3.

This Amendment No. 2 to the Plan shall be effective as of January 1, 2003. Except as hereby modified, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 2 as of the date first written above.

ACUITY BRANDS, INC.

By: /s/ James S. Balloun